Exhibit 10.22.9

AMENDMENT NO. 9 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 9 to Master Repurchase Agreement, dated as of August 20, 2018 (this “Amendment”), by and among Nomura Corporate Funding Americas, LLC (“Buyer”) and Finance of America Reverse LLC f/k/a Urban Financial of America, LLC (the “Seller”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of April 2, 2015 (the “Existing Repurchase Agreement”; as amended by Amendment No. 1 to Master Repurchase Agreement, dated as of July 7, 2015, Amendment No. 2 to Master Repurchase Agreement dated as of March 31, 2016, Amendment No. 3 to Master Repurchase Agreement dated as of January 17, 2017, Amendment No. 4 to Master Repurchase Agreement dated as of March 30, 2017, Amendment No. 5 to Master Repurchase Agreement dated as of November 22, 2017, Amendment No. 6 to Master Repurchase Agreement dated as of December 6, 2017, Amendment No. 7 to Master Repurchase Agreement dated as of February 28, 2018, Amendment No. 8 to Master Repurchase Agreement dated as of June 5, 2018 and this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Specified Pool. This Amendment will be effective only with respect to Purchased Assets constituting Mortgage Loans in the Specified Pool (as such term is defined in Amendment No. 14 to Pricing Side Letter). For the avoidance of doubt, except as set forth in this Amendment, the Mortgage Loans in the Specified Pool shall be subject to all other terms, provisions, restrictions and requirements set forth in the Facility Documents.

SECTION 2. Specified Pool Terms. For purposes of the Purchased Assets that are part of a Specified Pool, the following terms shall apply from the Purchase Date related to the Specified Pool as determined by Buyer in its sole discretion through the earlier of the repurchase of the Specified Pool and the Specified Pool Repurchase Date:

(a) For purposes of the Specified Pool only, “Asset Detail and Exception Report” shall mean the “Exception Report” as defined in the Custody Agreement (as defined below).

(b) For purposes of the Specified Pool only, “Asset File” shall mean the “Mortgage Asset File” as defined in the Custody Agreement (as defined below).

(c) For purposes of the Specified Pool only, the first paragraph of the definition of “Asset Value” shall mean:

“Asset Value” shall mean, with respect to each Eligible Mortgage Loan in the Specified Pool, as of any date of determination, the product of (i) the related Purchase Price Percentage with respect to such Eligible Mortgage Loan and (ii) the lesser of (A) the Adjusted Principal Balance, and (B) the Market Value of such Eligible Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that the Asset Value of a Purchased Asset may be reduced to zero by Buyer, or such other valuation as determined by Buyer in its sole discretion, if:

(d) For purposes of the Specified Pool only, “Custodian” shall mean U.S. Bank National Association and any successor thereto under the Custody Agreement.

(e) For purposes of the Specified Pool only, “Custody Agreement” shall mean that certain Custody Agreement dated as of August 10, 2018 among Buyer, Seller and U.S. Bank National Association, as amended, restated, supplemented or otherwise modified from time to time.

(f) For purposes of the Specified Pool only, “Trust Receipt” shall mean the “Custodian Certification” as defined in the Custody Agreement (as defined above).

(g) For purposes of the Specified Pool only, and except as otherwise specified herein, all references to “Custodial Agreement:” with respect to the Specified Pool shall be deemed to refer to the Custody Agreement.

SECTION 3. Facility Documents. All references to Facility Documents shall be deemed to include the Custody Agreement (as defined above).

SECTION 4. Conditions Precedent. This Amendment shall become effective as of the date hereof, subject to the satisfaction of the following conditions precedent:

(a) Buyer’s receipt of this Amendment, executed and delivered by the Seller and the Buyer, which is reasonably satisfactory to Buyer in form and substance; and

(b) Buyer’s receipt of Amendment No. 13 to Pricing Side Letter, executed and delivered by the Seller and the Buyer, which is reasonably satisfactory to Buyer in form and substance.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Counterparts may be delivered electronically.

SECTION 7. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Buyer

By:	/s/ Sanil Patel
Name: Sanil Patel
Title: Managing Director

Signature Page to Amendment No. 9 to Master Repurchase Agreement

FINANCE OF AMERICA REVERSE LLC f/k/a URBAN FINANCIAL OF AMERICA, LLC

By:	/s/ Robert Conway
Name:	Robert Conway
Title:	Treasurer

Signature Page to Amendment No. 9 to Master Repurchase Agreement